UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2019

PINNACLE FINANCIAL PARTNERS, INC.

(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Third Avenue South, Suite 900, Nashville, Tennessee 37201
(Address of principal executive offices) (Zip Code)

(615) 744-3700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $1.00	PNFP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 11, 2019, Pinnacle Financial Partners, Inc. (the “Company”) completed its previously announced public offering of $300,000,000 aggregate principal amount of its 4.125% Fixed-to-Floating Rate Subordinated Notes due 2029 (the “Notes”). The Notes will initially be treated as Tier 2 capital or the equivalent for bank regulatory purposes. The offering of the Notes was consummated pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”) between the Company, as issuer, and Sandler O’Neill & Partners, L.P., as representative of the several Underwriters named therein (the “Underwriters”), and pursuant to the Company’s registration statement dated January 23, 2017 on Form S-3 (File No. 333-215654), as supplemented by the prospectus supplement, dated September 6, 2019 (the “Prospectus Supplement”), filed with the Securities and Exchange Commission on September 10, 2019. The Underwriting Agreement includes customary representations, warranties and covenants by the Company, indemnification rights and obligations of the parties and termination provisions.

The Notes were issued pursuant to the Subordinated Indenture, dated as of September 11, 2019 (the “Base Subordinated Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of September 11, 2019 (the “Supplemental Indenture” and, together with the Base Subordinated Indenture, the “Indenture”), between the Company and the Trustee. From, and including the date of issuance to, but excluding September 15, 2024, the Notes will bear interest at an initial fixed rate of 4.125% per annum, payable semi-annually in arrears on March 15 and September 15, commencing on March 15, 2020. Thereafter, from September 15, 2024 through the maturity date, September 15, 2029, or earlier redemption date, the Notes will bear interest at a floating rate equal to the then-current three-month LIBOR, plus 277.5 basis points for each quarterly interest period (subject to certain provisions set forth under “Description of the Notes—Interest” included in the Prospectus Supplement), payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2024.

The Notes are subordinated unsecured obligations of the Company and rank equally with all of the Company’s existing and future subordinated indebtedness. The Notes are subordinated in right of payment to all of the Company’s existing and future “Senior Indebtedness” (as defined in the Indenture), and effectively subordinated to all of the Company’s existing and future secured indebtedness. The Notes are not obligations of, and are not, and will not be, guaranteed by, any of the Company’s subsidiaries.

The Notes are not subject to repayment at the option of the holders, but may be redeemed by the Company beginning with the interest payment date of September 15, 2024, but not prior thereto, except upon the occurrence of certain events specified under the Indenture and described under “Description of the Notes—Redemption” in the Prospectus Supplement. The Notes will not have the benefit of any sinking fund.

The foregoing descriptions of the Underwriting Agreement, the Indenture and the Notes are each qualified in their entirety by reference to the full text of the Underwriting Agreement, the Indenture and the Notes, respectively, copies of which are attached hereto as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, and are incorporated herein by reference. A copy of the opinion of Bass, Berry & Sims PLC, counsel to the Company, relating to the legality of the Notes is filed as Exhibit 5.1 hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1*	Underwriting Agreement, dated September 6, 2019, among Pinnacle Financial Partners, Inc. and Sandler O’Neill + Partners, L.P., as representative of the several underwriters named therein.

4.1*	Subordinated Indenture, dated as of September 11, 2019, between Pinnacle Financial Partners, Inc. and U.S. Bank National Association, as trustee.

4.2*	First Supplemental Indenture, dated as of September 11, 2019, between Pinnacle Financial Partners, Inc. and U.S. Bank National Association, as trustee.

4.3*	Form of 4.125% Fixed-to-Floating Rate Subordinated Note due 2029 (included as Exhibit A in Exhibit 4.2 hereto).

5.1*	Opinion of Bass Berry & Sims PLC.

23.1*	Consent of Bass Berry & Sims PLC (included in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNCALE FINANCIAL PARTNERS, INC.

	By:	/s/ Harold R. Carpenter
Harold R. Carpenter
Executive Vice President and Chief Financial Officer
Date: September 11, 2019

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